Exhibit 10.14.2

SECOND AMENDMENT TO SUBLEASE AGREEMENT

This SECOND AMENDMENT TO SUBLEASE AGREEMENT (this “Second Amendment”) is dated as of August 19, 2020 (the “Effective Date”) by and between NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC., a Delaware corporation, having an address at 100 Technology Square, Cambridge Massachusetts 02139 (“Novartis”), and MAGENTA THERAPEUTICS, INC., a Delaware corporation, having an address at 50 Hampshire Street, 8th Floor, Cambridge Massachusetts 02139 (“Subtenant”).

Background

A.    Pursuant to a Lease, dated as of April 25, 2002, between ARE- Tech Square, LLC, as successor in interest to Massachusetts Institute of Technology (“Overlandlord”), as landlord, and Novartis, as tenant, Overlandlord demised and let unto Novartis, and Novartis did hire and take from Overlandlord, the entire building known by the street address of 100 Technology Square, Cambridge Massachusetts (the “Building”), on the terms and subject to the conditions set forth therein as amended by the First Amendment To Lease dated as of May 3, 2005, Second Amendment to Lease dated as of June 24, 2010, Third Amendment To Lease date January 31, 2017, and Fourth Amendment To Lease dated as of May 14, 2018 (said Lease, as so amended, being referred to herein as the “Overlease”); and

B.    Pursuant to the terms of that certain Sublease dated as of May 4, 2018 between Novartis, as sublandlord, and Subtenant, as subtenant, as modified by that certain First Amendment To Sublease Agreement dated as of December 13, 2018 (collectively the “Original Sublease”), Novartis subleased the entire fifth (5th) Floor and the entire sixth (6th) Floor of the Building to Subtenant (the “Sublease Premises”).

C.    Novartis and Subtenant desire to amend the Original Sublease in accordance with the terms of this Second Amendment.

Agreement

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth and for other good and valuable consideration, Novartis and Subtenant do hereby mutually covenant and agree as follows:

1.    Definitions. Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings assigned to them in the Original Sublease. The Original Sublease as amended by this Second Amendment is hereafter referred to as the “Sublease.”

2.    Amendments. The Sublease is amended as follows:

(a)

As of the Effective Date, the parties hereby agree that (i) the second (2nd) grammatical sentence in Section 6(a)(i) of the Original Sublease, beginning “Provided, however, no Space User shall be permitted...” shall hereafter be deleted and of no further force and effect. The parties acknowledge those Space Users existing in portions of the Sublease Premises as of the Effective Date, namely Cellarity, Inc. (f/k/a: VL49, Inc.) and

AvroBio, Inc., shall be entitled to extend their sub-subleases of those portions of the Sublease Premises that each occupies, pursuant to a sub-sublease agreement, and that the Initial Sublet/License Period shall be extended for any period up to and including April 30, 2022.

(b)

As of the Effective Date, Subtenant agrees that Novartis has satisfied all of its obligations under Section 15(e) of the Original Sublease (as modified by the First Amendment) including, without limitation, the obligation to pay the Sublet Improvement Allowance to Subtenant in full and that Novartis has no further liabilities or obligations to Subtenant under Section 15(e) of the Original Sublease (as modified by the First Amendment).

3.    General Provisions.

(a)    Governing Law. The exercise, validity, construction, operation and effect of the terms and provisions of this Second Amendment to Sublease Agreement shall be determined and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in the Commonwealth of Massachusetts. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, NOVARTIS AND SUBTENANT HEREBY BY CONSENT TO: (A) THE JURISDICTION OF ANY FEDERAL, STATE, COUNTY OR MUNICIPAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS; (B) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAW; AND (C) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF NOVARTIS AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

(b)    Authority. The parties hereto represent and warrant to each other that each has full right and authority to enter into this Second Amendment and that the person signing this Second Amendment on behalf of each has the requisite authority for such act.

(c)    Entire Agreement. This Second Amendment constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

(d)    Captions. Paragraph headings are used herein solely for reference purposes and are not to be construed as part of this Second Amendment.

(e)    Counterparts and Execution. This Second Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes. To facilitate execution of this Second Amendment, the parties hereto may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document. Each individual executing this Second Amendment on behalf of Novartis or Subtenant represents and warrants that he or she has been duly authorized to do so.

(f)    Subordination to Prime Lease.

This Second Amendment to Sublease is and shall be expressly subject and subordinate to all of the terms, provisions, covenants, agreements and conditions of the Overlease. This Second Amendment to Sublease is also subject and subordinate to all instruments, agreements and other matters to which the Overlease is or shall be subject or subordinate.

(g)    Full Force and Effect. Except as expressly modified herein or inconsistent with the terms hereof, the Sublease shall remain in full force and effect and all of the provisions thereof are hereby ratified and confirmed.

(h)    Broker. Novartis and Subtenant each represents to the other that it has not dealt with any brokers or agents with respect to this Second Amendment to Sublease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs and expenses to which it may be subject or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Second Amendment to Sublease and based on alleged conversations or negotiations by said person, firm or corporation with either Novartis or Subtenant, as the case may be.

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IN WITNESS WHEREOF, Novartis and Subtenant have executed this Second Amendment to Sublease Agreement as of the day and year first above written.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC., A Delaware Corporation

By:	/s/ Revathi Rommohan
Name: Revathi Rommohan Title: Chief Financial Officer 20-Aug-20 | 7:16:07 PM GMT

MAGENTA THERAPEUTICS, INC., A Delaware corporation

By:	/s/ Jason Gardner
Name: Jason Gardner Title: CEO Magenta 19-Aug-20 | 6:34:31 PM EDT